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                                                                Exhibit 10.1

                        RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement (this "Agreement") is entered into this 2nd day of December 2002, by and between Jonathan Marine ("Marine") and Remedent USA, Inc., a Nevada corporation and any affiliates and subsidiaries (collectively, "Remedent").

     A. Marine and Remedent are parties to that certain Agreement dated December 21, 2001 (the "2001 Agreement") with respect to certain monetary and equity obligations by Remedent to Marine.

     B. Marine and Remedent desire to terminate the 2001 Agreement and replace it in its entirety with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in consideration of the covenants and undertakings of the parties as set forth herein, the parties, intending to be legally bound, mutually agree as follows:

     1. Remedent's Stock and Stock Option  Issuances.  Remedent hereby agrees as
        ---------------------------------------------
follows:

          a. On or before December 9, 2002, Remedent will deliver to Marine a properly executed stock certificate representing 1,400,000 duly authorized, validly existing and fully paid up shares of Remedent's common stock (the "1.4 Million Shares"), as such number of shares may be adjusted by any stock split, reverse stock split or other modification in the number of outstanding shares carried out by Remedent between November 11, 2002 and the date upon which all shares to be delivered hereunder to Marine are so delivered (collectively, a "Stock Adjustment"). The 1.4 Million Shares shall be placed in a segregated securities trading account by Marine that is set up exclusively to hold the 1.4 Million Shares and no other securities of Remedent.

          b. On or before December 9, 2002, Remedent will deliver to Marine a properly executed stock certificate representing 650,000 duly authorized, validly existing and fully paid up shares of Remedent's common stock (the "650K Shares"), as such number of shares may be adjusted by a Stock Adjustment.

          c. On or before December 9, 2002, Remedent will deliver to Marine a properly executed stock certificate representing 100,000 duly authorized, validly existing and fully paid up shares of Remedent's common stock (the "100K Shares"), as such number of shares may be adjusted by a Stock Adjustment.

          d. On or before December 9, 2002, Remedent will deliver to Marine a warrant agreement in form and content generally agreed upon by Remedent and Marine prior to such date representing the right to purchase 250,000 shares of Remedent common stock at an exercise price of $0.10 per share (the "Warrant"). The Warrant shall be exercisable during a ten year period commencing on the date of this Agreement.

         Registration Rights.
         --------------------

          a. Remedent has filed a registration statement on Form SB-2 ("Registration Statement") with the Securities and Exchange Commission ("Commission") on July 24, 2002, designated as file number 333-96999. In the Registration Statement, Remedent included Marine as a selling security holder of up to 2,200,000 shares of Remedent common stock, inclusive of the 1.4 Million Shares, the 650K Shares and the Warrant. On Amendment No. 1 to the Registration Statement , Remedent shall change the total number of shares being registered to include the 100K Shares. Thus, the number of shares that could be sold under the registration statement by Marine would be 2,400,000 (reflecting what appears to be a typographical error in the Registration Statement which should have read 2,300,000 shares, plus the 100K Shares included under this Agreement). Remedent hereby covenants and agrees to use its best efforts to continue processing the Registration Statement until it is declared effective by the Commission, which declaration shall occur no later than sixty (60) days after the date of this Agreement. If the Commission fails to declare the Registration Statement effective by such date, this Agreement shall be deemed terminated as of the date of its inception and the 2001 Agreement shall thereafter continue in full force and effect as if its was never terminated. Thereafter, Remedent shall use its best efforts to have the Registration Statement remain effective until the date specified in Section 2b(2). All registration related activities shall be at Remedent's sole cost and expense.



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          b. In connection with Remedent's  registration  obligations hereunder,
Remedent shall, at its sole cost and expense:

               (1) Furnish to Marine and any counsel of his choice, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of Marine and his counsel, and cause Remedent's officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to Marine, to conduct a reasonable investigation within the meaning of the Securities Act. Remedent shall not file any Registration Statement or any prospectus or any amendments or supplements thereto to which Marine is named in as a selling shareholder if Marine or his counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

               (2) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statements as may be necessary to keep the Registration Statement continuously effective as to Marine's securities for no less than the date that is the earlier of (x) the date when all Marine's shares covered by such Registration Statement have been sold or (y) the date on which all of Marine's shares may be sold without any restriction pursuant to Rule 144 as determined by the counsel to Remedent pursuant to a written opinion letter, addressed to Remedent's transfer agent to such effect (the "Effectiveness Period") and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of Marine's shares in Remedent that he is being issued or granted in this Agreement; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide Marine true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all of Marine's securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by Marine set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

               (3) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of Marine's securities for sale in any jurisdiction, at the earliest practicable moment.

               (4) If requested by Marine, (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as Remedent reasonably agrees should be included therein and
(ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

               (5) Furnish to Marine and his counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by Marine (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

               (6) Promptly deliver to Marine and his counsel, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as Marine may reasonably request; and Remedent hereby consents to the use of such prospectus and each amendment or supplement thereto by Marine in connection with the offering and sale of his shares of Remedent covered by such prospectus and any amendment or supplement thereto.

               (7) Prior to any public offering of Marine's securities, use its best efforts to register or qualify or cooperate with Marine and his counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Marine requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of Marine's securities covered by a Registration Statement.



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               (8) Cooperate  with Marine to facilitate  the timely  preparation and delivery of certificates representing his securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such securities to be in such denominations and registered in such names as Marine may request at least two (2) Business Days prior to any sale of his securities.

               (9) As necessary, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (10) Use its best efforts to cause all of Marine's securities relating to such Registration Statement to be listed on The Nasdaq SmallCap Market, The Nasdaq National Market, OTC Bulletin Board and any other securities exchange, quotation system or market, if any, on which similar securities issued by Remedent are then listed.

               (11) Comply in all material respects with all applicable rules and regulations of the Commission.

          c. To the extent that a stop order is imposed by the Commission or any other circumstance occurs that prevents or delays Marine's ability to sell any of his Remedent securities, any time period that favors Marine in this Agreement shall be extended for the amount of time that Marine was unable to sell any of his Remedent securities.

     3. Proceeds  Protection for 1.4 Million Shares.  Remedent hereby  covenants
        -------------------------------------------
and agrees that Marine shall receive no less than $100,000 in aggregate net proceeds from the sale of the 1.4 Million Shares, provided that such sales are made from time to time in the open market in accordance with all applicable federal and state securities laws. For purposes of this section, "net proceeds" shall mean the net dollars received by Marine after payment of any applicable brokerage commissions, fees, charges, legal fees and the like in connection with the marketing and sale of the 1.4 Million Shares. If, upon the earlier to occur (the "Deadline") of (i) one year from the date that the Registration Statement is declared effective covering all of Marine's shares; and (ii) the date upon which Marine has sold all 1.4 Million Shares, Marine has not received $100,000 in net proceeds, then Remedent shall, at Marine's option, upon written notice to Remedent, pay to Marine the amount equal to the difference between $100,000 and the net proceeds actually received by Marine from the sale of some or all of the
1.4 Million Shares by the Deadline. The Deadline shall be automatically extended by any time period where Remedent has taken action or failed to act in such a manner as to prevent, prohibit or otherwise impede Marine's sales of any of the
1.4 Million Shares (e.g.; a Commission stop order or a voluntary termination or suspension of the effectiveness of the Registration Statement). If Marine has not sold all of his 1.4 Million Shares by the Deadline and desires to exercise his option hereunder, then upon payment of the entire amount then owing to Marine by Remedent under this Section 3, Marine agrees to surrender to Remedent the remaining shares of the 1.4 Million Shares that he then owns. Any shortfall owed by Remedent to Marine hereunder shall bear interest at the rate of 10% from the Deadline until the date paid to Marine. Such interest shall commence accrual ten (10) days after written notice is sent by Marine to Remedent. The 650K Shares, the 100K Shares and the Warrant shall be unaffected by this surrender provision.

     4. Board Appointment. As long as Marine owns or has the right to receive at
        ------------------
least 1,400,000 shares of Remedent securities, Remedent agrees to appoint Marine to the Board of Directors of Remedent upon Marine's request.

     5. Release. Except as set forth in this Agreement, each party, on behalf of
        -------
itself and its respective agents, attorneys, representatives, heirs, successors, assigns and each and all of them, hereby releases, acquits, covenants not to sue and forever discharges the other and its respective current and former agents, attorneys, attorneys' agents, representatives, employees, officers, directors, trustees, heirs, successors, predecessors, assigns, parent corporations, subsidiaries (each of the foregoing being hereinafter referred to as a "Released Party") and each and all of them, of and from any and all obligations, debts, claims, liabilities, demands, and causes of action of every kind, nature and description whatsoever, whether or not now known, suspected or claimed, which they ever had, now have or may hereafter acquire, by reason of any matter, cause, event, action, inaction, or things whatsoever occurring or arising out of the 2001 Agreement; provided however, that if Remedent breaches any provision of this Agreement, Marine may, upon notice to Remedent, declare this Agreement to


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be terminated and in such event the 2001 Agreement  would continue in full force and effect as if it had never been terminated.

     6.  Acknowledgment.  Each  party  understands  and  acknowledges  that this
         ---------------
Agreement constitutes a voluntary waiver of any and all rights and claims against the other whether or not they are aware of them. Each party has also waived rights or claims pursuant to this Agreement and in exchange for consideration.

     Section 1542 of the Civil Code of the State of California provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Each party hereby waives any rights it may have under Section 1542 of the California Civil Code. Each party acknowledges and recognizes that this Agreement releases all claims existing or arising with respect to the 2001 Agreement, whether such claims are known or unknown and suspected or unsuspected. All such claims are forever barred by this Agreement. Each party acknowledges that it understands the significance and consequences of such release and such specific waiver of Section 1542 of the California Civil Code.

     7.  Severability.  Should any provision,  part or term of this Agreement be
         ------------
held to be invalid or unenforceable, the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and a suitable and equitable provision shall be substituted to carry out, so far as may be enforceable and valid, the intent and purpose of the invalid or unenforceable provision.

     8. Entire Agreement.  This Agreement  contains the entire agreement between
        ----------------
the parties relating to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, whether written or oral, with respect to the subject matter hereof. Any oral representation or modification concerning this Agreement shall be of no force or effect. This Agreement can be modified only by a writing signed by the parties hereto.

     9. Governing Law. It is understood and agreed that this Agreement  shall be
        -------------
construed for all purposes in accordance with the laws of the State of California.

     10.  Counterparts.  This Agreement may be signed in  counterparts,  each of
          ------------
which shall be deemed to be an original, but all of which shall together constitute one and the same instrument. A faxed signature shall be valid in lieu of an original. Copies of each signed counterpart may be used in lieu of the originals for any purpose.

     11.  Attorneys'  Fees. If either Party commences an action or proceeding to
          ----------------
determine or enforce its rights hereunder, the prevailing Party shall be entitled to recover from the losing Party its reasonable attorney's fees, expenses, and costs.

     12. Due  Authorization.  Each party has all requisite power,  authority and
         ------------------
approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and thereunder.

"REMEDENT"
REMEDENT, INC.:

By: /s/ Guy De Vreese
  ----------------------------
Its: Chairman of the Board



"MARINE":

/s/ Jonathan Marine
------------------------------
Jonathan Marine


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